Commercial-in-Confidence

DEVELOPMENT AND CONSULTANCY SUPPORT SERVICES AGREEMENT

BETWEEN

ROKE MANOR RESEARCH LIMITED

AND

PEAK RESOURCES INCORPORATED

Commercial-in-Confidence

CONTENTS

1.	INTERPRETATION
2.	APPOINTMENT
3.	DUTIES OF ROKE
4.	DUTIES OF PEAK
5.	INTELLECTUAL PROPERTY
6.	TASK PLACEMENT
7.	PAYMENT TERMS
8.	LIABILITY
9.	DURATION AND TERMINATION
10.	ACCEPTANCE
11.	DELIVERY/PASSING OF TITLE AND RISK
12.	CONFIDENTIAL INFORMATION
13.	WARRANTY
14.	CONSULTANTS
15.	NOTICES
16.	ASSIGNMENT AND SUBCONTRACTING
17.	FORCE MAJEURE
18.	WAIVER
19.	PUBLICITY
20.	CHANGES
21.	SEVERABILITY
22.	ENTIRE AGREEMENT
23.	NO PARTNERSHIP, AGENCY ETC
24.	THIRD PARTIES
25.	LAW AND JURISDICTION

Appendix A  -  Licence Agreement

Appendix B  -

Appendix C  -  Proforma Task Form

Commercial-in-Confidence

THIS AGREEMENT is made the 29th day of July, 2008

BETWEEN:

1.

PEAK RESOURCES INCORPORATED, incorporated in the State of Nevada, USA (registered number E0661692005-9) and having its registered office at 5348 Las Vegas Drive, Las Vegas, Nevada, USA 89108 and whose business office is located at 2103 Tyrone Place, Penticton, BC Canada V2A 8Z2 (hereinafter referred to as “PEAK”);   and

2.

ROKE MANOR RESEARCH LIMITED, incorporated in England and Wales (registered number 267550) and having its registered office at Faraday House, Sir William Siemens Square, Frimley, Camberley, England, SO51 0ZN (hereinafter referred to as “ROKE”).

WHEREAS:

A.

ROKE is a contract research and development facility and has experience and knowledge in development of technology and products in the field of buried object detection technology as specified in the Technology Exploitation Agreement dated August 7, 2008 (“Licence Agreement”) as detailed in Appendix A.

B.

PEAK has requested support from ROKE for the purpose of developing technology and products and providing consultancy support, upon the terms and subject to the conditions contained herein.

IT IS AGREED as follows:

1.

INTERPRETATION

1.1

In this Agreement (unless the context otherwise requires) the following expressions shall have the following meanings:

“Associated Company” shall in relation to PEAK or ROKE mean the ultimate holding company of such party and shall include any company which is a subsidiary of such holding company within the meaning of Section 736 of the United Kingdom Companies Act 1985;

"Background IP" means any Intellectual Property, other than Foreground IP, which is owned or acquired by either party and is used in performing any work under this Agreement and which is required to reconstruct, modify, use, manufacture, exploit or maintain any Deliverables supplied under this Agreement. For the avoidance of doubt Background IP excludes the Licensed Intellectual Property which is subject to separate arrangement as referred to below;

“Change Request” shall mean a formal written request for a change to the technical or commercial requirements of a Task and which is submitted in accordance with the procedure outlined in Clause 20.

"PEAK Information" means any and all confidential data and information disclosed to ROKE or any Consultant of ROKE by PEAK or acquired by ROKE or any Consultant of ROKE from PEAK pursuant to or in connection with this Agreement, including, without limitation, data and information relating to PEAK’s business, research, development or other commercial activities;

“Commencement Date” means the date ROKE is authorised to proceed with an individual Task as confirmed in writing by both parties signing the agreed Task Form;

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“Confidential Information” means any information which a party obtains or acquires in relation to the business, technology, customers, affairs, Products or services of the other Party that is confidential and proprietary to that other Party and is marked or otherwise communicated in writing to the receiving party to be confidential;

"Consultant" means those persons appointed by ROKE who from time to time will carry out the Services;

“Deliverables” mean those items to be delivered by ROKE to PEAK as detailed in the Task Form;

"Duration" means the duration of this Agreement, which shall be for a period of two (2) years from the Effective Date unless otherwise amended in writing by the Parties;

"Effective Date" means the last date of signature of this Agreement;

"Foreground IP" means any Intellectual Property incorporated within the Deliverables and which has been generated by either party in performing any work under this Agreement, including without limitation any Intellectual Property as may be specifically identified as Foreground IP in the Task Form;

“Labour Rate” means the agreed hourly and daily labour rate(s) as detailed in the Task Form in Appendix B;

“Licenced Intellectual Property” means the Intellectual Property related to which has been licenced to PEAK by ROKE as detailed in Appendix A;

“Intellectual Property” means rights in inventions, patents, rights in designs, trade marks, service marks, database rights, copyrights (including rights in computer software), know-how and topography rights (whether or not any of these is registered and including any applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

"Mine Clearing Market" shall mean the market for mine clearing applications military or civilian;

“Party” means a party to this Agreement;

“Project Authority” shall mean the individuals within PEAK and ROKE named on the Task Form as the point of contact for each individual Task;

"Services" means the provision of technical support in the form of research, development and design activities which are to be carried out by ROKE in accordance with this Agreement on a Task by Task basis;

“Task” means a defined activity agreed in writing between PEAK and ROKE, in accordance with this Agreement and which PEAK has confirmed by purchase order;

“Task Form” means the agreed record of the Task in the format detailed in Appendix C which is to be signed by both Parties; and

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“Task Fee” means the firm price or limit of liability (in the case of time and materials) agreed for a particular Task.

1.2

The headings in this Agreement shall not affect its interpretation of this Agreement.

2.

APPOINTMENT

PEAK hereby appoints ROKE to carry out the Services from the Effective Date in accordance with the terms and subject to the conditions set out in this Agreement and each Task Form and ROKE hereby accepts such appointment.

3.

DUTIES OF ROKE

3.1

ROKE shall comply with all laws and regulations in force from time to time which relate to the Services and in performing the Services, comply with the reasonable instructions of PEAK and the relevant Task Form.  ROKE shall exercise all reasonable skill, care and diligence in the performance of the Services.

3.2

ROKE shall ensure that each Consultant employed or used in connection with this Agreement is aware of, and complies with, its terms.

3.3

ROKE shall:

a.

promptly answer all reasonable enquiries relating to the Services received from PEAK;

b.

keep PEAK fully informed of progress and provide status reports at the frequency agreed for each Task;

c.

attend or be represented at meetings relating to the Tasks at the frequency agreed for each Task;

d.

promptly after a request therefore, provide such help or assistance as PEAK may reasonably require and at PEAK’s expense to register or apply to register any Foreground IP.

3.4

During the term of this Agreement and without prejudice to its obligation to perform the Services, ROKE shall notify PEAK if it considers that the continued performance of the Services will result in a conflict of interest with its other work or if there is an unexpected technical problem which makes it impossible to achieve or is likely to cause a material delay to achievement of any of the objectives of this Agreement or Task or any material increase in the cost of the Services.

3.5

ROKE shall be responsible for obtaining and maintaining all necessary permits, consents and licences required enabling ROKE to perform the Services

4.

DUTIES OF PEAK

4.1

PEAK shall give to ROKE such instructions and/or decisions as are required under this Agreement at such a time and in such a manner as not to delay or disrupt the performance by ROKE of the Services.

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4.2

PEAK shall supply to ROKE, without charge and promptly so as to avoid any delay or disruption of the performance of ROKE's duties under this Agreement all documents, data and other information, products, materials or components which are in its possession or control and which are reasonably required by ROKE to perform the Services.

4.3

PEAK shall promptly answer all reasonable enquiries it receives from ROKE which relate to the Services.

4.4

At the reasonable request of ROKE and on being given reasons and notice of the subject matter, PEAK shall convene meetings between the parties at mutually convenient locations.

5.

INTELLECTUAL PROPERTY

5.1

Subject to payment by PEAK of the Task Fee in accordance with Clause 7, ROKE hereby, as beneficial owner, assigns to PEAK and agrees to assign to PEAK, free of all encumbrances all Foreground IP generated by it of whatever nature and shall at PEAK’s request and expenses do all things and execute all documentation required by PEAK to give effect to this provision.

5.2

ROKE agrees to advise PEAK at the earliest possible opportunity of ROKE’s intention to use or incorporate ROKE Background IP in the performance of a Task and shall licence such Background IP to PEAK under the terms and conditions of the existing Licence Agreement.

5.3

Subject to the parties reaching agreement under Clause 5.2, ROKE agrees to grant to PEAK a, non-transferable, non exclusive licence (with right to sublicence, subject to the written consent of ROKE which shall not be unreasonably withheld) for such ROKE Background IP in as far as it is required to enable use and exploitation of all Foreground IP and shall at PEAK’s request and expenses do all things and execute all documentation required by PEAK to give effect to this provision.

5.4

PEAK hereby grants ROKE a royalty-free, non-exclusive licence (with right to sublicence)  to use the Foreground IP referred to in Clause 5.1 for the purpose of fulfilling its obligations under this Agreement and to use and exploit such Foreground IP for any purpose other than any purpose in connection with Mine Clearing Market. ROKE shall not be entitled to transfer the benefit of such licence except to an Associated Company without the prior written consent of PEAK.

5.5

In the event that ROKE identifies an opportunity for the exploitation of the Foreground IP within Mine Clearing Market but which is not in competition with any product or application being planned, developed or exploited by PEAK, the parties shall enter into good faith negotiations on fair and reasonable terms for exploitation of the Foreground IP by ROKE, provided that such terms shall be consistent with PEAK’s then current overall marketing and product pricing strategy.

5.6

Any Background IP belonging to one of the parties at the Commencement Date will remain the sole property of that party. Any Intellectual Property generated by one of the parties on or after the Commencement Date, other than Foreground IP generated during the term of this Agreement, shall be the sole property of that party.

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5.7

Each of the parties hereby agree that it shall not during or at any time after the completion of the Services or the expiry or termination of this Agreement in any way question or dispute the ownership by the other party of the other party’s Intellectual Property referred to in Clauses 5.1 to 5.4 inclusive.

5.8

In carrying out the Services, it is understood that new Intellectual Property may not necessarily be created.

Intellectual Property Rights Infringement

5.9

ROKE hereby represents and warrants that it has the right and power to enter into this Agreement. For the avoidance of doubt ROKE’s liability in respect of IPR infringement (whether Foreground, Background or Licenced) shall be as set out in Clause 9 of the Licence Agreement.

6.

TASK PLACEMENT

6.1

           Prior to the provision of Services, the parties shall agree the requirements of each Task using format of the proforma Task Form detailed in Appendix C.

6.2

Upon receiving a request from PEAK, ROKE will provide a proposal for undertaking the Task on the basis of either a firm price or time and materials, subject to any licence terms to be negotiated pursuant to clause 5.2. The decision on whether or not the Task will be on a firm price of time and materials basis will be subject to the agreement of the parties and such agreement shall be set out in the relevant Task Form.

6.3

Should a Task be undertaken on a:

(a)

firm price basis ROKE shall not be entitled to charge more for that Task than the agreed price unless the agreed price is amended by formal Change Request in accordance with Clause 20;

(b)

time and materials basis then the parties shall agree a limit of liability (LoL) calculated using the agreed Labour Rates plus materials and expenses; and:

(a)

For a period of 12 months after completion of the Task ROKE shall maintain records of the time spent by it in performing the Services relating to that Task and the identity and grade of the persons that have provided such Services (the “Services Records”). ROKE shall make the Services Records available to PEAK for inspection at all reasonable times on request and shall, if requested, provide copies of them to PEAK;

    (i)

PEAK shall be entitled to terminate a Task upon providing 30 days written notice to ROKE, in which case PEAK shall only be obliged to pay to ROKE for the Services performed by ROKE in relation to that Task (on the basis of the agreed Labour Rates) up to the effective date of termination, including any commitments entered into and unavoidable;

    (ii)

where PEAK requests estimates to be provided on the Task Form, ROKE shall advise PEAK of its estimate of the costs of the Services for the remainder of the Task, such estimates to be provided within 5 business days of any request;

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6.4

Except as otherwise agreed for a particular Task, ROKE shall not contract for services or materials from third parties without PEAK’s consent which shall not be unreasonably withheld.

6.5

Upon agreement of the Task the parties shall sign the agreed Task Form and if required for billing reference purposes only PEAK shall provide a Purchase Order to ROKE, making reference to this Agreement. The parties agree that any standard terms and conditions stated on the Purchase Order shall not apply to Services provided under this Agreement.

6.6

Unless otherwise agreed by the parties all sums quoted and paid shall be exclusive of all taxes and duties whatsoever. Value Added Tax at the applicable rate will be added to each sum and shall be payable by PEAK.

7.

PAYMENT TERMS

7.1

Subject to the agreement of the price as detailed in Clause 6 above, PEAK agrees to pay ROKE on the basis of either:-

            a.

                Time and materials at the Labour Rate (plus other costs) per day or part thereof set out in the Task Form.

            b.

                A firm price.

7.2

ROKE shall render its invoices as follows:-

            a.

                monthly in arrears for Services provided on a time and materials basis; or

            b.

                on completion or in accordance with a milestone payments plan for Services provided on a firm price basis;

7.3

The payment terms applicable to each Task are to be advised in the Task Form.

7.4

Where Services are provided on a time and materials basis, each invoice for those Services shall itemise the Services covered by that invoice, the time spent in providing such Services and the identity of the persons that provided such Services.

7.5

PEAK shall pay ROKE all sums due within the payment period as stated in the Task Form.

7.6

Any sum due which has not been paid within the period stated in Clause 7.4 shall bear interest a rate of 8% per annum over the base lending rate of National Westminster Bank plc from time to time in force for the United Kingdom from the due date for payment to the actual date of payment.

8.

LIABILITY

8.1

Each party indemnifies the other for direct physical injury or death to the extent that it is shown to have been caused by the negligence of that party or its employees in connection with the performance of this Agreement.

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8.2

Each Party will indemnify the other for direct damage to property to the extent that it is shown to have been caused by the negligence of one party or its employees in connection with the performance of this Agreement. Each party’s total liability under this sub-clause shall by limited to £500,000 (five hundred thousand pounds sterling) for any one event or series of connected events.

8.3

Neither Party shall be liable for any claim, whether arising in contract, tort (including negligence) or otherwise, for loss of profits, business, goodwill or income, or for any consequential, special or indirect loss or damage suffered or incurred by the other Party or any third party.

8.4

Subject as otherwise stated in this clause 8 neither Party’s liability to the other under or in connection with this Agreement (whether arising in contract, tort negligence, breach of duty or otherwise) shall:-

a.

    in the case of the liability of ROKE exceed the Task Fee paid to ROKE; or

b.

    in the case of the liability of PEAK exceed the Task Fee due and payable,

for the Task in relation to which the liability was incurred.  The limitation in this clause 8.4 shall not apply to any breach by ROKE of clauses 5.9 and 5.10.

8.5

ROKE shall have no liability to PEAK for any loss, damage, costs, expenses or other claims for compensation arising from any PEAK information or instructions supplied by PEAK or its subcontractors, contractors, suppliers or agents which are incomplete, incorrect, inaccurate, illegible, out of sequence or in the wrong form, or arising from their late arrival or non-arrival, or any other fault of PEAK.

8.6

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall exclude, restrict or limit either party's liability for fraud or for any other liability that may not be excluded or limited by law.

9.

DURATION AND TERMINATION

9.1

Subject to the provisions of this Clause 9, this Agreement shall commence on the Effective Date and shall then continue in full force and effect for the Duration or until otherwise terminated in accordance with its terms.

9.2

Either party (“Initiating Party”) may terminate this Agreement immediately by giving notice in writing to the other party (“Breaching Party”) at any time after the occurrence of any of the events specified in Clause 9.3 in relation to the Breaching Party.

9.3

The events are:

a.

  a material breach by the Breaching Party of any of its obligations under this Agreement which (if the breach is capable of remedy) the Breaching Party has failed to remedy within 30 days after receipt of notice in writing from the Initiating Party giving particulars of the breach and requiring the Breaching Party to do so Provided that if such breach is incapable of remedy within such 30 day period and the Breaching Party is diligently proceeding to remedy the default by taking active,  effective and continuing steps to do so, the Initiating Party shall not be entitled to terminated if the default is in fact remedied within a reasonable time;

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b.

   the passing by the Breaching Party of a resolution for its winding-up or the making by a court of competent jurisdiction of an order for the winding-up of the Breaching Party or the dissolution of the Breaching Party;

c.

   the making of an administration order in relation to the Breaching Party or the appointment of a receiver over, or the taking possession or sale by an encumbrancer of, any of the Breaching Party's assets; or

d.

   the Breaching Party making an arrangement or composition with its creditors generally or making an application to a court of competent jurisdiction for protection from its creditors generally.

9.4

ROKE shall terminate this Agreement should PEAK fail to make payment in the payment period as specified under the Task Form.

9.5

Save as provided in Clause 9.6, all rights and obligations of the parties shall cease to have effect immediately upon termination of this Agreement except that termination shall not affect:

a.

the accrued rights and obligations of the parties at the date of termination; and

b.

the continued existence and validity of the rights and obligations of the parties under those Clauses which are expressed to survive termination and any provisions of this Agreement necessary for the interpretation or enforcement of this Agreement

9.6

If at the time this Agreement is terminated there remains any uncompleted Tasks, then this Agreement shall be regarded as remaining in force for the purpose of completion of the Task provided that this Clause 9.6 shall not apply in the event that the Agreement is terminated in accordance with Clause 9.3 and 9.4.

9.7

Where this Agreement is terminated by ROKE pursuant to Clause 9.2 or 9.4 all licences granted by ROKE pursuant to the Licence Agreement (including those granted in respect of Tasks completed prior to the date of termination in respect of which ROKE has received payment of the Task Fee in full) shall remain in place unless terminated in accordance with the Licence Agreement.

10.

ACCEPTANCE

10.1

The Deliverables are as set out in the agreed Task Form.

10.2

PEAK must accept or reject the Deliverables within the acceptance period agreed between the parties and set out in the agreed Task Form.  In the event that ROKE receives no such notification of acceptance or rejection within the time specified PEAK shall be deemed to have accepted the Deliverables.   PEAK may only reject any Deliverable on showing reasonable cause.

10.3

In the event of rejection ROKE will re-work or replace the rejected Deliverable and re-deliver within thirty (30) working days of receipt of notice of rejection, or such longer period as agreed between the Parties.  If such re-work or replacement is required, the date for delivery of any subsequent Deliverables will be extended by the appropriate period.

10.4

PEAK’s acceptance of any of the Deliverables does not affect its rights under Clause 13.3 below.

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10.5

 ROKE shall complete and deliver the Deliverables by the Milestone dates set out in the Task Form or as soon thereafter as reasonably possible.

11.

DELIVERY/PASSING OF TITLE AND RISK

11.1

ROKE shall prepare and deliver the Deliverables agreed for each Task to PEAK at the times and to the address detailed in the Task Form.

11.2

Title to all Foreground IP shall pass to PEAK upon complete payment of the Task Fee in accordance with Clause 7.  ROKE warrants to PEAK that it has and will deliver good title to all such Foreground IP, free from any claim, lien, pledge, mortgage, security interest, or other encumbrances, including, but not by way of limitation, those arising out of the performance of the work.

11.3

With respect to the Deliverables, the risk of physical loss or damage shall be borne by ROKE up to the time of delivery into PEAK custody in accordance with this Clause.  After such delivery, PEAK shall bear the risk of loss or damage.

12.

CONFIDENTIAL INFORMATION

12.1

Each party undertakes that it shall keep confidential the Confidential Information and will use the same solely in pursuance of this Agreement as set out in the Non Disclosure Agreement dated [           ].

13.

WARRANTY

13.1

ROKE shall reasonably represent and warrant on a task by task basis to PEAK that subject always to the provisions in Clause 5.10 to the best of its knowledge and belief at the Commencement Date that it has not been notified of any claims, disputes or proceedings pending which may affect the sale of any Foreground Deliverable by ROKE to PEAK hereunder or the future use of or rights in such Deliverables providing always that such representation and warranty by ROKE shall not extend to any part of the Deliverable provided to ROKE by or on behalf of PEAK for the purposes of the Task.  Both parties agree to promptly notify each other if any such claim, dispute or proceeding should arise.

13.2

PEAK acknowledges and agrees that once accepted by PEAK in accordance with Clause 10.2 hereof the Deliverables shall be deemed by PEAK to conform to the agreed Specification of the Deliverables as detailed in the Task Form unless ROKE receives written notice from PEAK that a Deliverable is accepted subject to any non-compliance with its Specification detailed in the notice, subject always to the provisions in Clause 13.3.

13.3

If the parties agree that a warranty obligation is applicable to a particular Task, ROKE represents and warrants that if PEAK notifies it of any error in a Deliverable within the warranty period detailed in the Task Form, which shall commence after acceptance by PEAK of that Deliverable pursuant to Clause 10.2 above, ROKE shall correct by repair, replacement, patch, new release or otherwise that part of the Deliverables which caused or contains the error PROVIDED THAT such non-compliance has not been caused by any modification, variation or addition to the Deliverables not performed by ROKE or caused by the incorrect use, abuse or corruption of the Deliverables or by use of the Deliverables on equipment or in an environment with which it is incompatible or caused by any material, component, advice or specification supplied to ROKE by or on behalf of PEAK for incorporation into the Deliverables. The liability for costs incurred by ROKE in undertaking corrective action shall be borne by ROKE.

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13.4

Subject to the foregoing all conditions, warranties, terms and undertakings express or implied by Statute or otherwise in respect of the Deliverables are hereby excluded.

14.

CONSULTANTS

14.1

Each party agrees that during the period of this Agreement and for a further twelve months thereafter, that neither party shall solicit the employment of any of the other party’s staff that has been associated with this Agreement without the other party’s prior written agreement.

14.2

Each party agrees that if it employs or otherwise engages any person contrary to Clause 14.1, then it shall be liable to the other party for liquidated damages in an amount equal to such person’s annual salary at the time of leaving the employment of the other party.

15.

NOTICES

Any notice, consent, demand or request required or permitted by this Agreement shall be made in writing and shall be deemed to have been given when, in the first instance, it is transmitted by facsimile and confirmed as received by addressee, when personally delivered, or two days following its deposit in the mail, postage prepaid, either registered or recorded delivery, and addressed as follows:-

If to ROKE:

Roke Manor Research Limited,

Roke Manor,

Romsey,

Hampshire.

SO51 0ZN

Tel:  01794 833366

Fax:  01794 833589

Marked for the attention of James Page, Principal Commercial Manager.

If to PEAK:

Peak Resources Inc.

2103 Tyrone Place

Penticton, BC Canada

V2A 8Z2

Tel:  250 490 3378

Fax:  250 493 3366

Marked for the attention of Larry Olson, President [                 ].

16.

ASSIGNMENT AND SUBCONTRACTING

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16.1

Save as otherwise provided herein, neither Party shall assign, charge or otherwise deal with or dispose in any way of its rights or obligations hereunder without the prior written consent of the other Party save that the PEAK may assign its right to an Associated Company provided that it shall notify ROKE of such assignment and on request by ROKE (acting reasonably) PEAK shall procure that the Associated Company complies with its obligations to ROKE and guarantees such obligations to ROKE. ROKE may without the prior written consent of the PEAK assign, charge or otherwise deal with or dispose of its rights and obligations (whether for the purpose of corporate reconstruction, reorganisation, merger or analogous proceeding or otherwise) to any Associated Company of ROKE.

16.2

Except as otherwise agreed for a particular Task, ROKE shall not subcontract any of the Services without the prior written consent of PEAK which shall not be unreasonably withheld.

17.

FORCE MAJEURE

In the event that ROKE or PEAK are delayed or impeded in the performance of any of their obligations hereunder by any industrial dispute or by any other cause beyond their reasonable control (each being a “Force Majeure Event”) they shall be entitled to such extension of time as may be reasonable in all the circumstances.

18.

WAIVER

No exercise or failure to exercise or any delay in exercising any right power or remedy vested in any party under or pursuant to this Agreement shall constitute a waiver by that party of that or any other right power or remedy.

19.

PUBLICITY

Except to the extent required by law, a regulation of a stock exchange or the Panel on Takeovers and Mergers, publicity or advertising relating to this Agreement may be released by any of the parties only with the prior written approval of the other parties.

20.

CHANGES

20.1

The identification of the need for a change to the requirements of any Task placed under this Agreement may come from PEAK or ROKE. The ultimate responsibility for the requirements rests with the PEAK Project Authority; therefore any Change Request must be sanctioned and approved by the PEAK Project Authority before it can be communicated to the Project Authority at ROKE.

20.2

The following sequence of events describes the change life cycle:

20.2.1

Where the identification of the need for a change is made by PEAK:

(a)

the PEAK Project Authority completes and signs a Change Request form.  The key items of information required are:

Unique Number, date raised, Title, technical detail of change requested, date response required from ROKE, date by which implementation of change is required.

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(b)

the signed Change Request form is sent to the ROKE Project Authority. Any technical discussion will take place between these two people.

(c)

ROKE will make all reasonable endeavours to respond to a PEAK Change Request within the time requested by PEAK Project Authority. The response will be either:-

(i)

a formal fixed price offer or time and materials quotation, including time scale implications and proposed amendment to the agreed Task Form; or

(ii)

a rejection of the requested change with explanation for the reasons.

20.2.2

Where the identification of the need for a change is made by ROKE, the ROKE Project Authority completes and signs a Change Request, which shall include a formal fixed price offer or time and materials quotation, including time scale implications and proposed amendment to the agreed Task Form. The signed Change Request is sent to the PEAK Project Authority.

20.2.4

The PEAK Project Authority will then decide to either:

(a)

reject the offer in which case ROKE Project Authority will be informed immediately, the Change Request will not be approved and the Task will not change, or

(b)

accept the offer in which case the PEAK Project Authority will approve the Change Request and the Task will change accordingly.

20.2.5

PEAK will make all reasonable endeavours to send a formal amendment to the Task Form to ROKE within 2 weeks of acceptance of the Change Request by the PEAK Project Authority.

20.2.6

Upon receipt of the acceptance from PEAK, ROKE will proceed with the agreed change.

20.3

      Where PEAK makes a Change Request to include a requirement for project documentation with the scope of Deliverables for a Task, the ROKE Project Authority shall not unreasonably withhold or delay approval for the relevant Change Request, subject to PEAK meeting the reasonable costs of the production of such project documentation.

21.

CHANGE OF NAME

Where PEAK changes its legal name to Mine Clearing Corporation, this Agreement shall automatically incorporate the change.  For the avoidance of doubt all rights and obligations of PEAK shall pass onto Mine Clearing Corporation upon the change of name.

21.

SEVERABILITY

Notwithstanding that the whole or any provision of this Agreement may prove to be illegal or unenforceable the other provisions of this Agreement and the remainder of the provision in question shall remain in full force and effect.

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22.

ENTIRE AGREEMENT

Except for any prior agreements entered into for the Licenced Intellectual Property, this Agreement supersedes all prior agreements, arrangements and understandings between the parties (whether written or oral) and constitutes the entire agreement between the parties relating to the subject matter hereof provided that nothing in this Clause shall exclude any liability for fraudulent misrepresentation. No addition to or modification of any provision of this Agreement shall be binding upon the parties unless made in writing and signed by a duly authorised representative of each of the parties.

23.

NO PARTNERSHIP, AGENCY, ETC.

Nothing in this Agreement shall constitute or shall be deemed to constitute a partnership or shall be deemed to constitute one party as the agent of the other for any purpose whatsoever or any other relationship and save as specifically set out herein neither party shall have any authority or power to bind the other or to contract in the name of or create a liability against the other in any way or for any purpose.

24.

THIRD PARTIES

A person who is not a party to this Agreement has no rights, express or implied under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

25.

LAW AND JURISDICTION

This Agreement shall be governed by and the rights and obligations of the parties shall be construed in accordance with the laws of England and the parties hereby irrevocably submit to the exclusive jurisdiction of the English Courts.

EXECUTED by the parties

Signed for and behalf of ROKE MANOR RESEARCH LIMITED	Signed for and on behalf of PEAK RESOURCES INCORPORATED
Signed: /s/ James R. Page	Signed: /s/ Larry Olson
Name: JAMES R. PAGE	Name: Larry Olson
Title: Principal Commercial Manager	Title: President
Date: August 7, 2008	Date: July 29, 2008

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APPENDIX A

TECHNOLOGY EXPLOITATION AGREEMENT

(see exhibit 10.7 Technology Exploitation Agreement (Cold Sky) and Exhibit 10.8 Technology Exploitation Agreement (fig 8)

Commercial-in-Confidence

APPENDIX B

PROFORMA TASK FORM

1.

Statement of Work:

The Services:
Scope of Work/ Technical Specification:	Work will be undertaken in accordance with ROKE Technical Proposal ……… dated …….
Effective Date of Task:	Upon receipt of…………..
Commencement Date:	Upon Effective Date.
Payment Terms:
Timescale/Programme Plan:
ROKE Deliverables:
PEAK Deliverables and dependencies:
Warranty Period:
Delivery Address:

2.

Financial:

a) Time and Materials
Number of Days Estimated	………… days at Rate a) £ ………… days at Rate b) £ ………… days at Rate c) £ ………… days at Rate d) £
Other Costs:	£ ( ) excluding VAT.
Limit of Liability:	£ ( ) excluding VAT.

b) Firm Price	£ ( ) excluding VAT.
Payment Terms:	*On completion/Milestone Payments Plan
Milestone Payments Plan	Milestone	Description	Value
M1
M2
ETC

* Delete as appropriate

Commencement of the above Task is hereby authorised.

Commercial-in-Confidence

Signed for and behalf of ROKE MANOR RESEARCH LIMITED	Signed for and on behalf of PEAK RESOURCES INCORPORATED
Signed: …………………………..	Signed: …………………………..
Name: …………………………..	Name: …………………………..
Title: …………………………..	Title: …………………………..
Date: ………………………….	Date: ………………………….